Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Investor Relations:	Media Relations:
Jocelyn Philbrook	Sarah McAuley
978-614-8672	978-614-8745
jphilbrook@sonusnet.com	smcauley@sonusnet.com

SONUS SCHEDULES 2007 ANNUAL MEETING OF SHAREHOLDERS

WESTFORD, Mass., September 12, 2007 – Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider IP-voice infrastructure solutions, announced today that it will hold its 2007 Annual Meeting of Shareholders on Monday, November 12, 2007 at 9:00 a.m. at The Westford Regency Inn and Conference Center, 219 Littleton Road in Westford, Massachusetts.

About Sonus Networks

Sonus Networks, Inc. is a leading provider of IP-voice infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

Sonus is a registered trademark of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.